Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273306 on Form S-8 and Registration Statement No. 333-285135 on Form F-3 of our report dated April 22, 2026, relating to the financial statements of C3is Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece
April 22, 2026